UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2024
Solventum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41968	92-2008841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144

(Address of Principal Executive Offices, including Zip code)

(651) 733-1110

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2024, the Talent Committee (the “Committee”) of the Board of Directors of Solventum Corporation (the “Company”), in connection with the award of restricted stock units (“RSUs”) and performance shares (“PSUs”) to certain executive officers and directors of the Company, approved new forms of restricted stock unit award agreements (the “RSU Award Agreements”) and a form of performance share units agreement (the “PSU Award Agreement”) under the Solventum 2024 Long-Term Incentive Plan, which forms are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (the “Award Agreements”).

The grant of RSUs and PSUs to the Company’s Chief Executive Officer and Chief Financial Officer approved by the Committee are set forth in the table below.

Name & Position	Annual RSUs	Annual PSUs	Inducement/Make-Whole PSUs
Bryan Hanson, Chief Executive Officer	102,946	102,946	253,406
Wayde McMillan Chief Financial Officer	28,509	28,509	79,190

Annual RSUs vest ratably on each of the first, second and third anniversaries of the grant date, subject to continued service on each vesting date and other terms and conditions of the applicable RSU Award Agreement. Generally, all unvested RSUs will be forfeited upon termination of employment; provided, however, that in the event of (i) retirement, the RSUs remain eligible to vest on the scheduled vesting date or (ii) death or disability, the RSUs fully vest as of the date of death or disability. In addition, RSUs fully vest in the event of the termination of a grantee’s employment by the Company other than as a result of the grantee’s misconduct (a “qualifying termination”) or the grantee resigns for good reason, in either case, within eighteen (18) months following a change in control.

Annual PSUs and Inducement/Make-Whole PSUs are each subject to performance-vesting conditions based on achievement of Constant Currency revenue and Adjusted EPS goals measured over a three-year period and other terms and conditions of the PSU Award Agreement. The Inducement/Make-Whole PSUs were granted in order to compensate the applicable executive to induce them to join the Company and for unvested equity incentive awards such executive forfeited as a result of the executive’s separation of service from his or her prior employer. Generally, all unvested PSUs will be forfeited upon termination of employment; provided, however, in the event of (i) with respect to the Annual RSUs, retirement or with respect to the Inducement/Make-Whole PSUs, a qualifying termination, the PSUs remain eligible to vest on the scheduled vesting date, provided that the target number of PSUs shall be pro-rata adjusted based on the grantee’s length of service, (ii) disability prior to the last day of the performance period, the PSUs remain eligible to vest on the scheduled vesting date, or (iii) the grantee’s death, prior to the last day of the performance period, the number of PSUs will vest based on the lesser of (x) the target number of PSUs, or (y) such other number of PSUs determined by the Committee, in its discretion. In addition, all or a portion of the PSUs may vest in the event of a qualifying termination or if the grantee resigns for good reason, in either case, within eighteen (18) months following a change in control.

The foregoing description of the equity grants and Award Agreements are qualified in its entirety by reference to the full text of the Award Agreements, which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Solventum 2024 Long-Term Incentive Plan Restricted Stock Unit Award Agreement*
10.2	Form of Solventum 2024 Long-Term Incentive Plan Restricted Stock Unit Award Agreement For Non-Employee Directors*
10.3	Form of Solventum 2024 Long-Term Incentive Plan Performance Share Unit Award Agreement*

*	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2024	SOLVENTUM CORPORATION

	By:	/s/ Matthew Rice
Matthew Rice
Vice President, Associate General Counsel & Assistant Secretary